                                                                EXHIBIT 9(b)(9)

                           AMENDMENT NUMBER 5 TO THE REMOTE
                        ACCESS AND RELATED SERVICES AGREEMENT

     THIS AMENDMENT, dated as of July 1, 1998 is made to the Remote Access and Related Services Agreement dated December 23, 1994, as amended (the "Agreement") between each registered investment company listed on Exhibit 1 of the Agreement (the "Fund") and First Data Investor Services Group, Inc. ("FDISG").


                                      WITNESSETH

     WHEREAS, the Fund and FDISG desire to further amend the Agreement to reflect certain changes thereto.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree that as of the date first referenced above, the Agreement shall be amended as follows:

1. Exhibit 1 of the Agreement is hereby deleted and replaced with the Attached revised Exhibit 1.

2. Section III "Additional Fees" of Schedule C "Fee Schedule" is hereby amended to add the following new subsection h:

     "h.  Fees for IMPRESS Plus COLD:

          (i) IMPRESS Plus COLD Software License Fees - The Fund shall pay an initial license fee of $302,469 (the "License Fee") based on 512 IMPRESS Plus COLD seats licensed, which includes the use of the INSCI Software. The initial License Fee shall be financed over a period of 36 months and be payable monthly in arrears in amounts of $8,401.66. Thereafter, the then current monthly License Fee payments shall continue so long as the Fund continues to license and use the IMPRESS Plus COLD Software. License Fee payments shall commence on the earlier of a) first production usage of IMPRESS Plus COLD software or
          b) September 1, 1998.

          (ii) IMPRESS Plus Software Usage Fees. In addition to the License Fee set forth above, the Fund shall pay a monthly usage fee of $9,728.00 (the "Usage Fee") based on 512 IMPRESS Plus COLD seats licensed, which includes the use of the INSCI Software. The Usage Fee shall commence on the earlier of a) first production usage of IMPRESS Plus COLD software or b) September 1, 1998.

          (iii) IMPRESS Plus COLD Installation Fees. - Thirty (30) days following the execution of Amendment Number 4 to the Agreement and receipt of an invoice, the Fund shall pay to FDISG one-time installation fee of $140,000. Installation covers 3 line data application and 1 Intelligent Data Stream application. Installation activities include:

          *    Hardware installation at FDISG site
          *    IMPRESS Plus COLD application installation
          *    IMPRESS Plus COLD third party software installation
          *    Network Design Assistance
          *    Project Management
          *    Post Installation Support

          (iv) Additional IMPRESS Plus COLD Fees:

          *    One-time fee for each additional Line Data Application - $10,000
          * One-time fee for each additional Intelligent Data Stream Application - $20,000
          *    Application Enhancements - $150/hr

          (v) Maintenance and Support for IMPRESS Plus COLD includes items listed in Section III.b above and the following:

          *    Report conversion to Express Delivery/IMPRESS Plus COLD
          *    Hardware support and maintenance

          (v) IMPRESS Plus COLD License and Usage and IMPRESS Plus COLD Installation Fees do not include the following:

          *    Hardware
          *    Network and Server Software not listed in Exhibit 1 of Schedule G
          *    Customization or application integration
          * Support for IMPRESS Plus COLD applications customized or built by the Fund (see Section 3 of Exhibit 3 of Schedule G)
          * Installation, Integration and On-going Support of hardware, network, and software components not included in Schedule G
          * Travel Expenses for install and support staff for on-site visits (billed separately per Schedule D)
          *    Application Source Code

          (vi) IMPRESS Plus COLD Hardware and Network Fees:


                              One-Time*                     Monthly Support Fee*
                              --------                      -------------------
                         (Due Upon Execution)
          Hardware            $308,729.52                        $3276.27

*Fee is subject to change based on actual vendor costs"

3.   Section 1.3 of Schedule G is amended by adding the following:

     "Notwithstanding the foregoing provisions of this Section 1.3 to the contrary, FDISG shall install and maintain the equipment associated with FDISG's IMPRESS Plus COLD product set forth in Exhibit 2.3 of this Schedule G at its facility for the fees set forth in Section III. h. of Schedule C. At the expense of the Fund, upon termination of the Agreement or at the request of the Fund, FDISG shall deliver to the Fund such equipment."

4.   Exhibit 1 of Schedule G is hereby amended as follows:

     (a) Section 1.1 is amended by adding "IMPRESS Plus COLD Release 6.0" to the list of IMPRESS Plus software products.

     (b) Section 2.1 "FDISG Provided Third Party Software" is amended by adding the following new section 2.1.3:

          "2.1.3 INSCI SOFTWARE. The following Third Party Software is licensed directly to the Fund by FDISG subject to the terms and conditions set forth in this Agreement:

               Advanced COINSERV Software w/Hierarchical Storage Mgr. WINCOINS Software
               Vector Forms Software
               Jukebox Driver Software, Two, 12" Drives
               Metacode Server License
               CDP Metacode Viewer, 300 Concurrent Users
               Metacode Desktop & Converter
               Operating Kit (Includes Dial-In for Trouble Shooting)"

5. Exhibit 1.1 of Schedule G "Specifications" is hereby amended to add the IMPRESS Plus COLD Specifications attached hereto as Exhibit 1.1a of Schedule G.

     The Agreement, as previously amended and as amended by this Amendment, ("Modified Agreement") constitutes the entire agreement between the parties with respect to the subject matter hereof. The Modified Agreement supersedes all prior and contemporaneous agreements between the parties in connection with the subject matter hereof. No officer, employee, servant or other agent of either party is authorized to make any representation, warranty, or other promises not expressly contained herein with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

On behalf of the Funds and respective Portfolios and Classes set forth in
Exhibit 1 attached hereto as may be amended from time to time.


By: /s/ TONY D. GREEN
   -------------------------

Title: Senior Vice President
      ----------------------


FIRST DATA INVESTOR SERVICES GROUP, INC.

By: /s/ ILLEGIBLE
   -------------------------

Title: Executive VP
      ----------------------

                                      EXHIBIT 1
                                    List of Funds

Fund #         Fund Name
            1  AIM WEINGARTEN FUND - CLASS A
            2  AIM CONSTELLATION FUND - CLASS A
            6  AIM BALANCED FUND - CLASS A
            7  AIM LIMITED MATURITY TREASURY FUND - CL
            8  AIM TAX-FREE INTERMEDIATE SHARES
           10  AIM CHARTER FUND - CLASS A
           16  AIM INTERNATIONAL EQUITY FUND - CLASS A
           17  AIM HIGH INCOME MUNICIPAL FUND - CLASS
           30  AIM EUROPEAN DEVELOPMENT FUND - CLASS A
           31  AIM ASIAN GROWTH FUND - CLASS A
           34  AIM SMALL CAP OPPORTUNITIES FUND - CLAS
           81  AIM GLOBAL AGGRESSIVE GROWTH FUND - CLA
           82  AIM GLOBAL GROWTH FUND - CLASS A
           83  AIM GLOBAL INCOME FUND - CLASS A
          301  AIM WEINGARTEN FUND - CLASS C
          302  AIM CONSTELLATION FUND - CLASS C
          303  AIM MUNICIPAL BOND FUND - CLASS C
          305  AIM VALUE FUND - CLASS C
          306  AIM BALANCED FUND - CLASS C
          308  AIM GLOBAL UTILITIES FUND - CLASS C
          310  AIM CHARTER FUND - CLASS C
          314  AIM CAPITAL DEVELOPMENT FUND - CLASS C
          315  AIM BLUE CHIP FUND - CLASS C
          316  AIM INTERNATIONAL EQUITY FUND - CLASS C
          317  AIM HIGH INCOME MUNICIPAL FUND - CLASS
          320  AIM ADVISOR LARGE CAP VALUE FUND - CLAS
          321  AIM ADVISOR INCOME FUND - CLASS C
          322  AIM ADVISOR FLEX FUND - CLASS C
          323  AIM ADVISOR CASH MANAGEMENT FUND - CLAS
          324  AIM ADVISOR MULTIFLEX FUND - CLASS C
          325  AIM ADVISOR REAL ESTATE FUND - CLASS C
          326  AIM ADVISOR INTERNATIONAL VALUE FUND -
          330  AIM EUROPEAN DEVELOPMENT FUND - CLASS C
          331  AIM ASIAN GROWTH FUND - CLASS C
          350  AIM SELECT GROWTH FUND - CLASS C
          360  AIM INTERMEDIATE GOVERNMENT FUND - CLAS
          365  AIM INCOME FUND - CLASS C
          375  AIM HIGH YIELD FUND - CLASS C
          380  AIM MONEY MARKET FUND - CLASS C
          381  AIM GLOBAL AGGRESSIVE GROWTH FUND - CLA
          382  AIM GLOBAL GROWTH FUND - CLASS C
          383  AIM GLOBAL INCOME FUND - CLASS C
          384  AIM NEW DIMENSION FUND - CLASS C
          401  AIM MONEY MARKET FUND - CLASS A
          402  AIM INCOME FUND - CLASS A
          403  AIM MUNICIPAL BOND FUND - CLASS A
          404  AIM INTERMEDIATE GOVERNMENT FUND - CLAS
          405  AIM VALUE FUND - CLASS A

                                      EXHIBIT 1
                                    List of Funds

          406  AIM SELECT GROWTH FUND - CLASS A
          407  AIM AGGRESSIVE GROWTH FUND - CLASS A
          408  AIM GLOBAL UTILITIES FUND - CLASS A
          421  AIM CASH RESERVE SHARES
          422  AIM TAX-EXEMPT CASH FUND
          425  AIM HIGH YIELD FUND - CLASS A
          430  CG GUARANTEED ACCT 71-73
          431  CG GUARANTEED ACCT 74-77
          432  CG GUARANTEED ACCT 1978
          433  CG GUARANTEED ACCT 1979
          434  CG GUARANTEED ACCT 1980
          435  CG GUARANTEED ACCT 1981
          436  CG GUARANTEED ACCT 1982
          437  CG GUARANTEED ACCT 1983
          438  CG GUARANTEED ACCT 1984
          439  CG GUARANTEED ACCT 1985
          440  CG GUARANTEED ACCT 1985A
          441  CG GUARANTEED ACCT 1985B
          442  CG GUARANTEED ACCT 1986
          443  CG GUARANTEED ACCT 1986A
          444  CG GUARANTEED ACCT 1987
          445  CG GUARANTEED ACCT 1988
          446  CG GUARANTEED ACCT 1989
          447  CG GUARANTEED ACCT 1990
          448  CG GUARANTEED ACCT 1991
          449  CG GUARANTEED ACCT 1992
          460  AIM TAX-EXEMPT BOND FUND OF CONNECTICUT
          514  AIM CAPITAL DEVELOPMENT FUND - CLASS A
          515  AIM BLUE CHIP FUND - CLASS A
          520  AIM ADVISOR LARGE CAP VALUE FUND - CLAS
          521  AIM ADVISOR INCOME FUND - CLASS A
          522  AIM ADVISOR FLEX FUND - CLASS A
          523  AIM ADVISOR CASH MANAGEMENT FUND - CLAS
          524  AIM ADVISOR MULTIFLEX FUND - CLASS A
          525  AIM ADVISOR REAL ESTATE FUND - CLASS A
          526  AIM ADVISOR INTERNATIONAL VALUE FUND -
          541  AIM DOLLAR FUND CLASS A
          542  AIM NEW PACIFIC GROWTH FUND CLASS A
          543  AIM EUROPE GROWTH FUND CLASS A
          544  AIM JAPAN GROWTH FUND CLASS A
          546  AIM MID CAP GROWTH FUND CLASS A
          547  AIM WORLDWIDE GROWTH FUND CLASS A
          548  AIM STRATEGIC INCOME FUND CLASS A
          549  AIM GLOBAL GOVERNMENT INCOME FUND CLASS
          551  AIM GLOBAL HEALTH CARE FUND CLASS A
          553  AIM LATIN AMERICAN GROWTH FUND CLASS A
          556  AIM EMERGING MARKETS FUND CLASS A
          557  AIM FINANCIAL SERVICES FUND CLASS A
          558  AIM GLOBAL HIGH INCOME - CLASS A

                                      EXHIBIT 1
                                    List of Funds

          559  AIM GLOBAL INFRASTRUCTURE - CLASS A
          561  AIM GLOBAL RESOURCES - CLASS A
          562  AIM GLOBAL CONSUMER PRODUCTS & SERVICES
          563  AIM AMERICA VALUE FUND - CLASS A
          564  AIM SMALL CAP EQUITY FUND - CLASS A
          576  AIM DEVELOPING MARKETS FUND - CLASS A
          577  AIM INTERNATIONAL GROWTH FUND - CLASS A
          578  AIM GLOBAL GROWTH AND INCOME FUND - CLA
          579  AIM GLOBAL TELECOMMUNICATIONS FUND - CL
          584  AIM NEW DEVELOPING MARKETS FUND - CLASS
          602  AIM CONSTELLATION FUND - CLASS B
          614  AIM CAPITAL DEVELOPMENT FUND - CLASS B
          615  AIM BLUE CHIP FUND - CLASS B
          617  AIM HIGH INCOME MUNICIPAL FUND - CLASS
          620  AIM ADVISOR LARGE CAP VALUE FUND - CLAS
          622  AIM ADVISOR FLEX FUND - CLASS B
          624  AIM ADVISOR MULTIFLEX FUND - CLASS B
          625  AIM ADVISOR REAL ESTATE FUND - CLASS B
          626  AIM ADVISOR INTERNATIONAL VALUE FUND -
          630  AIM EUROPEAN DEVELOPMENT FUND - CLASS B
          631  AIM ASIAN GROWTH FUND - CLASS B
          634  AIM SMALL CAP OPPORTUNITIES - CLASS B
          640  AIM WEINGARTEN FUND - CLASS B
          641  AIM DOLLAR FUND - CLASS B
          642  AIM NEW PACIFIC GROWTH FUND CLASS B
          643  AIM EUROPE GROWTH FUND CLASS B
          644  AIM JAPAN GROWTH FUND CLASS B
          645  AIM CHARTER FUND - CLASS B
          646  AIM MID CAP GROWTH FUND CLASS B
          647  AIM WORLDWIDE GROWTH FUND CLASS B
          648  AIM STRATEGIC INCOME FUND CLASS B
          649  AIM GLOBAL GOVERNMENT INCOME FUND CLASS
          650  AIM SELECT GROWTH FUND - CLASS B
          651  AIM GLOBAL HEALTH CARE FUND CLASS B
          653  AIM LATIN AMERICAN GROWTH FUND CLASS B
          655  AIM GLOBAL UTILITIES FUND - CLASS B
          656  AIM EMERGING MARKETS FUND CLASS B
          657  AIM GLOBAL FINANCIAL SERVICES FUND CLAS
          658  AIM GLOBAL HIGH INCOME FUND CLASS B
          659  AIM GLOBAL INFRASTRUCTURE FUND CLASS B
          660  AIM INTERMEDIATE GOVERNMENT FUND - CLAS
          661  AIM GLOBAL RESOURCES FUND CLASS B
          662  AIM GLOBAL CONSUMER PRODUCTS AND SERVIC
          663  AIM AMERICA VALUE FUND CLASS B
          664  AIM SMALL CAP EQUITY FUND - CLASS B
          665  AIM INCOME FUND - CLASS B
          670  AIM MUNICIPAL BOND FUND - CLASS B
          675  AIM HIGH YIELD FUND - CLASS B
          676  AIM DEVELOPING MARKETS FUND CLASS B

                                      EXHIBIT 1
                                    List of Funds

          677  AIM INTERNATIONAL GROWTH FUND CLASS B
          678  AIM GLOBAL GROWTH AND INCOME FUND CLASS
          679  AIM GLOBAL TELECOMMUNICATIONS FUND CLAS
          680  AIM MONEY MARKET FUND - CLASS B
          684  AIM NEW DIMENSION FUND CLASS B
          685  AIM BALANCED FUND - CLASS B
          690  AIM VALUE FUND - CLASS B
          691  AIM GLOBAL AGGRESSIVE GROWTH FUND - CLA
          692  AIM GLOBAL INCOME FUND - CLASS B
          693  AIM GLOBAL INCOME FUND - CLASS B
          694  AIM INTERNATIONAL EQUITY FUND - CLASS B
          695  AIM FLOATING RATE FUND
          800  SHORT-TERM INVESTMENTS TRUST - TREASURY
          841  AIM DOLLAR FUND ADVISOR CLASS
          842  AIM NEW PACIFIC GROWTH ADVISOR CLASS
          843  AIM EUROPE GROWTH ADVISOR CLASS
          844  AIM JAPAN GROWTH ADVISOR CLASS
          846  AIM MID CAP GROWTH ADVISOR CLASS
          847  AIM WORLDWIDE GROWTH ADVISOR CLASS
          848  AIM STRATEGIC INCOME ADVISOR CLASS
          849  AIM GLOBAL GOVT INCOME ADVISOR CLASS
          851  AIM GLOBAL HEALTH CARE ADVISOR CLASS
          853  AIM LATIN AMERICAN GROWTH ADVISOR CLASS
          856  AIM EMERGING MARKETS ADVISOR CLASS
          857  AIM GLOBAL FINANCIAL SERVICES ADVISOR C
          858  AIM GLOBAL HIGH INCOME ADVISOR CLASS
          859  AIM GLOBAL INFRASTRUCTURE ADVISOR CLASS
          861  AIM GLOBAL RESOURCES ADVISOR CLASS
          862  AIM GLOBAL CONSUMER PRODUCTS & SERVICES
          863  AIM AMERICAN VALUE FUND ADVISOR CLASS
          864  AIM SMALL CAP EQUITY ADVISOR CLASS
          876  AIM DEVELOPING MARKETS ADVISOR CLASS
          877  AIM INTERNATIONAL GROWTH ADVISOR CLASS
          878  AIM GLOBAL GROWTH & INCOME ADVISOR CLAS
          879  AIM GLOBAL TELECOMMUNICATIONS ADVISOR C
          884  AIM NEW DIMENSION ADVISOR CLASS

                              EXHIBIT 1.1a OF SCHEDULE G

                                    SPECIFICATIONS

                                  TABLE OF CONTENTS

III.      HIGH LEVEL OVERVIEW OF IMPRESS PLUS FUNCTIONALITY

          E.   Computer Output to Laser Disc (COLD)



     ----------------------------------------------------------------------
     This item is the property of First Data Investor Services Group (First
     Data) of Boston, Massachusetts, and contains confidential and trade secret information. This item may not be transferred from the custody or control of First Data except as authorized by, and then only by way of loan for limited purposes. It must be returned to First Data upon request and, in all events, upon completion of the purpose of the loan. Neither this item nor the information it contains may be used or disclosed to persons not having a need for such use or disclosure consistent with the purpose of the loan, without the prior written consent of First Data.

                     Copyright First Data Investor Services Group
                                1994, 1995, 1996, 1997
                                 ALL RIGHTS RESERVED

     This media contains unpublished confidential, and proprietary information of First Data Investor Services Group. No disclosure or use of any portion of these materials may be made without the express written consent of First Data Investor Services Group.
     ----------------------------------------------------------------------

                         COMPUTER OUTPUT TO LASER DISC (COLD)


IMPRESSPlus
Computer Output       The IMPRESS Plus COLD module is a client/server based,
to Laser Disc (COLD)  graphical user interface (GUI) system designed to provide an intelligent real-time application to enable clients to improve the quality of the service provided to both shareholders and broker dealers. This system provides functionality in the following areas:

                      Statements and Taxforms

                      IMPRESS Plus COLD provides the client with on-line access to shareholder and broker statements and tax forms. The print mail output stream is stored on optical platters for retrieval and printing later. The forms and statements can be searched for on-line through a common browse window integrated with the IMPRESS Plus Imaging application. Daily output journals can also be migrated to on-line access eliminating microfiche.

                      Technical Overview

                      IMPRESS Plus COLD is a high-speed, electronic document storage and retrieval system which utilizes the high-density, low-cost storage capabilities of optical and RAID disks. IMPRESS Plus COLD operates in a true client/server environment and has the capability to simultaneously store multiple document types in a single system. Among these document types are traditional Line Data; AFP; MetaCode; DJDE; Scanned Images, etc. Each of these data types can be stored on a single system and are all viewed with a common viewer.

                      IMPRESS Plus utilizes third-party Metacode composition software from Gentext, Inc. and third-party viewing software from CDP for local viewing and Adobe Intranet/Internet viewing.

                              EXHIBIT 2.3 OF SCHEDULE C

                                  IMPRESS PLUS COLD

                       EQUIPMENT LIST AND NETWORK CONFIGURATION


       QUANTITY          CATEGORY                      DESCRIPTION
     ----------------------------------------------------------------------------------------------------
          1              JUKEBOX        Phillips 12Gb Tower Drive w/onsite installation
     ----------------------------------------------------------------------------------------------------
          2              JUKEBOX        Phillips 6000 series media (10 to a box)
     ----------------------------------------------------------------------------------------------------
          1              JUKEBOX        Cygnet 1802-2 with Philips Drives and SCSI Robotics
     ----------------------------------------------------------------------------------------------------
          1              JUKEBOX        COLD Feet
     ----------------------------------------------------------------------------------------------------
          1              SUN CPU        SUN Ultra 3000 base, CD-ROM, Solaris license, Cooling package,
                                        (2) 250MHZ Cpu's 4mb Cache, (1) CPU/Memory Board/SharedApp
     ----------------------------------------------------------------------------------------------------
          2              SUN CPU        SUN Sbus I/O Board
     ----------------------------------------------------------------------------------------------------
          2              SUN CPU        SUN 256Mb RAM Kit
     ----------------------------------------------------------------------------------------------------
          2              SUN CPU        SUN 7200 RPM 9.1Gb Internal Hard Drive
     ----------------------------------------------------------------------------------------------------
          2              SUN CPU        Enterprise Power/Cooling Module 300W
     ----------------------------------------------------------------------------------------------------
          1              SUN CPU        Second Peripheral Power Supply
     ----------------------------------------------------------------------------------------------------
          2              SUN CPU        X1052A Fast Differential/Buffered E-Net Card (SCSI Controller)
     ----------------------------------------------------------------------------------------------------
          2              SUN CPU        X1062A fast Wide Differential/Sbus Card (SCSI Controller)
     ----------------------------------------------------------------------------------------------------
          1              SUN CPU        SUN 17" Color Monitor and TGX Card
     ----------------------------------------------------------------------------------------------------
          1              SUN CPU        SUN DLT7000 35-70Gb External Tape Drive w/50-68 pin cable
     ----------------------------------------------------------------------------------------------------
          1                IBM          Netfinity Rack Cabinet with Power Supply
     ----------------------------------------------------------------------------------------------------
          1              DISK SUB       Data General Clarion 2900D Raid Array w/2 SP's, and 3 PS's
                                        (20) Drive Chassis
     ----------------------------------------------------------------------------------------------------
          1              DISK SUB       DG Clarion 64mb mirrored cache upgrade
     ----------------------------------------------------------------------------------------------------
          2              DISK SUB       Solaris Interface Kit
     ----------------------------------------------------------------------------------------------------
          5              DISK SUB       Data General 7200 RPM 18Gb Disc Drives
     ----------------------------------------------------------------------------------------------------
          1                UPS          Exide Electronics Powerware Plus 12 10 Kva UPS for SUN
                                        CPU, DISK SUB and JUKEBOX
     ----------------------------------------------------------------------------------------------------
          1                UPS          Exide Power Distribution Module for Powerware Plus 12
                                        w/(1) L5-30 and (3) 5-15 receptacles
     ----------------------------------------------------------------------------------------------------
          1                NDM          NDM TCP-IP 2 Concurrent Sessions SUN
     ----------------------------------------------------------------------------------------------------
          3               PREPRO        PC Config #1
     ----------------------------------------------------------------------------------------------------
          1              SUPPORT        PC Config #1/software/modem
     ----------------------------------------------------------------------------------------------------
          2              CABLES         25' Differential SCSI Cables (M) HD68 Thumbscrews (M)
     ----------------------------------------------------------------------------------------------------
          2              CABLES         Active Differential Terminators Min DB-50
     ----------------------------------------------------------------------------------------------------